UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2007

Date of Report (Date of earliest event reported)

Watson Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On August 2, 2007, Watson Pharmaceuticals, Inc. (“the Company”) announced that Allen Chao, Ph.D., the Company’s Chairman, President and Chief Executive Officer will retire as President and Chief Executive Officer, effective September 4, 2007.  At such time, Dr. Chao will assume the role of Executive Chairman of the Company and will serve in that capacity until December 31, 2007.  Dr. Chao will remain a member of the Board throughout and until the Annual Meeting of Shareholders in 2010.  In conjunction with this transition, the Company entered into a second amendment to its employment agreement with Dr. Chao, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on August 2, 2007, the Company announced the appointment of Paul M. Bisaro, who will succeed Dr. Chao as President and Chief Executive Officer of the Company effective as of September 4, 2007.  The Company has entered into an employment agreement with Mr. Bisaro, the term of which is five years, unless earlier terminated or extended in accordance with the provisions of the employment agreement.  In connection with his appointment as Chief Executive Officer of the Company, Mr. Bisaro will report to the Company’s Board of Directors and will also be appointed as a member of the Board.

Pursuant to the terms of Mr. Bisaro’s employment agreement:

•      the Company has agreed to pay Mr. Bisaro an annual base salary of $1,000,000;

•      Mr. Bisaro will be eligible to participate in the Company’s 2007 Senior Executive Compensation Program, under which he may receive an annual cash bonus targeted at 100% of his base salary, prorated for the portion of the calendar year 2007 during which he is employed by Company, and based upon such targets and goals which may be approved by the Compensation Committee of the Board; and

•      the Company has agreed to issue to Mr. Bisaro (a) 42,600 Shares of restricted stock in the Company; (b) an option to purchase 127,200 shares of Company common stock; and (c) an option to purchase 400,000 shares of the Company’s common stock, the terms and conditions of which are outlined in Mr. Bisaro’s employment agreement and which are to be issued pursuant to the Company’s equity incentive plan and forms of award agreements generally applicable to the Company’s senior executives and exercisable in accordance therewith.

Mr. Bisaro’s employment agreement also provides for certain severance payments and benefits in the event that Mr. Bisaro’s employment is terminated without cause, he resigns for good reason or he is terminated subsequent to a change in control of the Company.  This description of the terms of Mr. Bisaro’s employment arrangement is qualified in its entirety by Mr. Bisaro’s employment agreement with the Company, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2007, the Company announced the appointment of Paul M. Bisaro to the position of President and Chief Executive Officer of the Company, effective as of September 4, 2007.  Mr. Bisaro will also be appointed as a member of the Board.  The description of Mr. Bisaro’s employment and compensation arrangement is hereby incorporated by reference from Item 1.01 above.  Mr. Bisaro will succeed Allen Chao, Ph.D. as President and Chief Executive Officer, and Dr. Chao will continue to serve as Executive Chairman of the Company until December 31, 2007, and as a member of the Board throughout and until the Annual Meeting of Shareholders in 2010.

Mr. Bisaro, age 46, has served as President and Chief Operating Officer of Barr Pharmaceuticals, Inc. since 1999.  Prior to holding this position, he was Senior Vice President, Strategic Business Development and General Counsel.  Prior to joining Barr in 1992 as General Counsel, Mr. Bisaro was associated with the law firm of Winston & Strawn, and a predecessor firm, Bishop, Cook, Purcell and Reynolds. Mr. Bisaro also served as a Senior Consultant with Arthur Andersen & Co.

The news release announcing Dr. Chao’s retirement and Mr. Bisaro’s appointment to the position of President and Chief Executive Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

Ex. 10.1	Second Amendment to Key Employee Agreement between Watson Pharmaceuticals, Inc. and Allen Chao, Ph.D., dated as of August 1, 2007

Ex. 10.2	Key Employee Agreement between Watson Pharmaceuticals, Inc. and Paul M. Bisaro, dated as of August 1, 2007

Ex. 99.1	News release titled “Watson Announces CEO Succession Plan,” dated August 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Key Employee Agreement with Allen Chao, Ph.D., dated August 1, 2007

10.2	Key Employee Agreement between Watson Pharmaceuticals, Inc. and Paul M. Bisaro, dated as of August 1, 2007

99.1	News release titled “Watson Announces CEO Succession Plan,” dated August 2, 2007